Exhibit 3.51

The Companies Act 2006 Limited By Shares MEMORANDUM and ARTICLES OF ASSOCIATION of ENSCO DEEPWATER DRILLING LIMITED Incorporated on 10/05/2013 Company Number : 08524375

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THE COMPANIES ACT 2006

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

ENSCO DEEPWATER DRILLING LIMITED

PART 1

PRELIMINARY

1. Articles of association

These articles constitute the articles of association of the company. No regulations contained in any statute or subordinate legislation, including the regulations contained in Schedule 1 to The Companies (Model Articles) Regulations 2008, apply to the company.

INTERPRETATION AND LIMITATION OF LIABILITY

2. Defined terms

In the articles, unless the context requires otherwise:

"**alternate**" or "**alternate director**" has the meaning given in article 25;

"**appointor**" has the meaning given in article 25;

"**articles**" means the company's articles of association;

"**bankruptcy**" includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy;

"**call**" has the meaning given in article 38;

"**call notice**" has the meaning given in article 38;

"**chairman**" has the meaning given in article 14;

"**chairman of the meeting**" has the meaning given in article 63;

"**Companies Acts**" means the Companies Acts (as defined in section 2 of the Companies Act 2006), in so far as they apply to the company;

"**company's lien**" has the meaning given in article 36;

"**director**" means a director of the company, and includes any person occupying the position of director, by whatever name called and "**directors**" means the directors or any of them acting as the board of directors of the company;

"**distribution recipient**" has the meaning given in article 54;

"**document**" includes, unless otherwise specified, any document sent or supplied in electronic form;

"**electronic form**" has the meaning given in section 1168 of the Companies Act 2006;

"**fully paid**" in relation to a share, means that the nominal value and any premium to be paid to the company in respect of that share have been paid to the company;

"**hard copy form**" has the meaning given in section 1168 of the Companies Act 2006;

"**holder**" in relation to shares means the person whose name is entered in the register of members as the holder of the shares;

"**instrument**" means a document in hard copy form;

"**lien enforcement notice**" has the meaning given in article 37;

"**member**" has the meaning given in section 112 of the Companies Act 2006;

"**office**" means the registered office of the company;

"**ordinary resolution**" has the meaning given in section 282 of the Companies Act 2006;

"**paid**" means paid or credited as paid;

"**participate**", in relation to a directors' meeting, has the meaning given in article 12;

"**partly paid**" in relation to a share means that part of that share's nominal value or any premium at which it was issued has not been paid to the company;

"**proxy notice**" has the meaning given in article 69;

"**secretary**" means the secretary of the company or any other person appointed to perform the duties of the secretary of the company, including a joint, assistant or deputy secretary;

"**shares**" means shares in the company;

"**special resolution**" has the meaning given in section 283 of the Companies Act 2006;

"**subsidiary**" has the meaning given in section 1159 of the Companies Act 2006;

"**transmittee**" means a person entitled to a share by reason of the death or bankruptcy of a member, or in consequence of the merger or consolidation of any member being a corporation, or otherwise by operation of law; and

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validity of the meeting, or of any business conducted at it.

12. **Participation in directors' meetings**

(1) Subject to the articles, directors participate in a directors' meeting, or part of a directors' meeting, when:

(a) the meeting has been called and takes place in accordance with the articles; and

(b) they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

(2) In determining whether directors are participating in a directors' meeting, it is irrelevant where any director is or how they communicate with each other.

(3) If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is. In default of such a decision, the meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is.

13. **Quorum for directors' meetings**

(1) At a directors' meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

(2) The quorum for directors' meetings may be fixed from time to time by a decision of the directors, but it must never be less than two, and unless otherwise fixed it is two.

(3) If the total number of directors for the time being is less than the quorum required, the directors must not take any decision other than a decision:

(a) to appoint further directors; or

(b) to call a general meeting so as to enable the members to appoint further directors.

14. **Chairing of directors' meetings**

(1) The directors may appoint a director to chair their meetings.

(2) The person so appointed for the time being is known as the chairman.

(3) The directors may terminate the chairman's appointment at any time.

(4) If the chairman is not participating in a directors' meeting within ten minutes of the time at which it was to start, the participating directors must appoint one of themselves to chair it.

15. **Voting at directors' meetings: general rules**

(1) Subject to the articles, each director participating in a directors' meeting has one vote.

(2) Subject to such disclosure as is required by law and the articles, a director who is interested in an actual or proposed transaction or arrangement with the company is to be counted as participating in the decision making process (including for this purpose any directors' meeting or part of a directors' meeting) for quorum and voting purposes.

16. **Chairman's casting vote at directors' meetings**

If the numbers of votes for and against a proposal are equal, the chairman or other director chairing the meeting shall not have a casting vote.

17. **Alternates voting at directors' meetings**

A director who is also an alternate director has an additional vote on behalf of each appointor who is:

(a) not participating in a directors' meeting; and

(b) would have been entitled to vote if they were participating in it.

18. **Conflicts of interest**

(1) Subject to the articles, and provided that he has declared the nature and extent of his interest in accordance with the requirements of the Companies Acts, a director notwithstanding his office:

(a) may be a party to, or otherwise interested in, any transaction or arrangement with the company or in which the company is otherwise interested;

(b) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the company or in which the company is otherwise interested; and

(c) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any parent undertaking or subsidiary undertaking of the company, or any subsidiary undertaking of any parent undertaking of the company, or any body corporate in which any such parent undertaking or subsidiary undertaking is interested and:

(i) unless the directors decide otherwise shall not, by reason of his office, be

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manner as the directors may approve;

(b) any requirement as to the quorum at the meeting at which the matter is considered is met without counting the director in question or any other interested director; and

(c) the matter was agreed to without their voting or would have been agreed to if their votes had not been counted.

(4) In relation to any matter, office, employment or position that has been authorised pursuant to article 18(2) (subject to such terms and conditions, if any, as the directors may think fit to impose from time to time, and subject always to their right to vary or terminate such authorisation or the permissions set out below):

(a) the director shall not be required to disclose to the company, or use in performing his duties as a director of the company, any information relating to such matter, or such office, employment or position, if to make such a disclosure or use would result in a breach of a duty or obligation of confidence owed by him in relation to or in connection with that matter, or that office, employment or position;

(b) the director may absent himself from discussions, whether in directors' meetings or otherwise, and exclude himself from the receipt or use of information, which will or may relate to that matter, or that office, employment or position; and

(c) the director shall not, by reason of his office as a director of the company, be accountable to the company for any remuneration or other benefit which he derives from any such matter, or from any such office, employment or position.

19. Records of decisions to be kept

The directors must ensure that the company keeps a record, in writing, for at least 10 years from the date of the decision recorded, of every unanimous or majority decision taken by the directors.

20. Directors' discretion to make further rules

Subject to the articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.

APPOINTMENT OF DIRECTORS

21. Methods of appointing and removing directors

(1) The holder or holders for the time being of more than one half in nominal value of the shares giving the right to attend and vote at a general meeting of the company

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in respect of any allotment or grant to the holder or holders for the time being of not less than ninety per cent of the issued shares of the company.

31. **Payment of commissions on subscription for shares**

(1) The company may pay any person a commission in consideration for that person:

(a) subscribing, or agreeing to subscribe, for shares; or

(b) procuring, or agreeing to procure, subscriptions for shares.

(2) Any such commission may be paid:

(a) in cash, or in fully paid or partly paid shares or other securities, or partly in one way and partly in the other; and

(b) in respect of a conditional or an absolute subscription.

INTERESTS IN SHARES

32. **Company not bound by less than absolute interests**

Except as required by law, no person is to be recognised by the company as holding any share upon any trust, and except as otherwise required by law or the articles, the company is not in any way to be bound by or recognise any interest in a share other than the holder's absolute ownership of it and all the rights attaching to it.

SHARE CERTIFICATES

33. **Certificates to be issued**

(1) The company must issue each member with one or more certificates in respect of the shares which that member holds.

(2) Except as otherwise specified in the articles, all certificates must be issued free of charge.

(3) No certificate may be issued in respect of shares of more than one class.

(4) If more than one person holds a share, only one certificate may be issued in respect of it.

34. **Contents and execution of share certificates**

(1) Every certificate must specify:

(a) in respect of how many shares, of what class, it is issued;

(b) the nominal value of those shares;

(c) the amount paid up on them; and

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(3) Subject to the terms on which shares are allotted, the directors may, when issuing shares, provide that call notices sent to the holders of those shares may require them:

(a) to pay calls which are not the same; or

(b) to pay calls at different times.

40. **When call notice need not be issued**

(1) A call notice need not be issued in respect of sums which are specified, in the terms on which a share is issued, as being payable to the company in respect of that share (whether in respect of nominal value or premium):

(a) on allotment;

(b) on the occurrence of a particular event; or

(c) on a date fixed by or in accordance with the terms of issue.

(2) But if the due date for payment of such a sum has passed and it has not been paid, the holder of the share concerned is treated in all respects as having failed to comply with a call notice in respect of that sum, and is liable to the same consequences as regards the payment of interest and forfeiture.

41. **Failure to comply with call notice: automatic consequences**

(1) If a person is liable to pay a call and fails to do so by the call payment date:

(a) the directors may issue a notice of intended forfeiture to that person; and

(b) until the call is paid, that person must pay the company interest on the call from the call payment date at the relevant rate.

(2) For the purposes of this article:

(a) the "**call payment date**" is the time when the call notice states that a call is payable, unless the directors give a notice specifying a later date, in which case the "call payment date" is that later date;

(b) the "**relevant rate**" is:

(i) the rate fixed by the terms on which the share in respect of which the call is due was allotted;

(ii) such other rate as was fixed in the call notice which required payment of the call, or has otherwise been determined by the directors; or

(iii) if no rate is fixed in either of these ways, 5 per cent per annum.

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51. **Transmittees bound by prior notices**

If a notice is given to a member in respect of shares and a transmittee is entitled to those shares, the transmittee is bound by the notice if it was given to the member before the transmittee's name has been entered in the register of members.

DISTRIBUTIONS

52. **Procedure for declaring dividends**

(1) The company may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends.

(2) A dividend must not be declared unless the directors have made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the directors.

(3) No dividend may be declared or paid unless it is in accordance with members' respective rights.

(4) Unless the members' resolution to declare or directors' decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each member's holding of shares on the date of the resolution or decision to declare or pay it.

(5) If the company's share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear.

(6) The directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.

(7) If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights.

53. **Calculation of dividends**

(1) Except as otherwise provided by the articles or the rights attached to shares, all dividends must be:

(a) declared and paid according to the amounts paid up on the shares on which the dividend is paid; and

(b) apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

(2) If any share is issued on terms providing that it ranks for dividend as from a particular date, that share ranks for dividend accordingly.

54. **Payment of dividends and other distributions**

(1) Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means:

(a) transfer to a bank or building society account specified by the distribution recipient either in writing or as the directors may otherwise decide;

(b) sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient's registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors may otherwise decide;

(c) sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the directors may otherwise decide; or

(d) any other means of payment as the directors agree with the distribution recipient either in writing or by such other means as the directors decide.

(2) In the articles, the "**distribution recipient**" means, in respect of a share in respect of which a dividend or other sum is payable:

(a) the holder of the share; or

(b) if the share has two or more joint holders, whichever of them is named first in the register of members; or

(c) if the holder is no longer entitled to the share by reason of death or bankruptcy, or in consequence of the merger or consolidation of any holder being a corporation, or otherwise by operation of law, the transmittee.

55. **Deductions from distributions in respect of sums owed to the company**

(1) If:

(a) a share is subject to the company's lien; and

(b) the directors are entitled to issue a lien enforcement notice in respect of it,

they may, instead of issuing a lien enforcement notice, deduct from any dividend or other sum payable in respect of the share any sum of money which is payable to the company in respect of that share to the extent that they are entitled to require payment under a lien enforcement notice.

(2) Money so deducted must be used to pay any of the sums payable in respect of that share.

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decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any company).

(2) For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

(a) fixing the value of any assets;

(b) paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and

(c) vesting any assets in trustees.

59. **Waiver of distributions**

Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the company notice in writing to that effect prior to the declaration of that dividend or distribution, but if:

(a) the share has more than one holder; or

(b) more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

CAPITALISATION OF PROFITS

60. **Authority to capitalise and appropriation of capitalised sums**

(1) Subject to the articles, the directors may, if they are so authorised by an ordinary resolution:

(a) decide to capitalise any profits of the company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of the company's share premium account or capital redemption reserve; and

(b) appropriate any sum which they so decide to capitalise (a "**capitalised sum**") to the persons who would have been entitled to it if it were distributed by way of dividend (the "**persons entitled**") and in the same proportions.

(2) Capitalised sums must be applied:

(a) on behalf of the persons entitled; and

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(2) The directors may decide by what means and in what form any common seal is to be used.

(3) Unless otherwise decided by the directors, if the company has a common seal and it is affixed to a document, the document must also be signed by at least one authorised person.

(4) For the purposes of this article, an authorised person is:

(a) any director of the company;

(b) the secretary (if any); or

(c) any person authorised by the directors for the purpose of signing documents to which the common seal is applied.

(5) If the company has an official seal for use abroad, it may only be affixed to a document if its use on that document, or documents of a class to which it belongs, has been authorised by a decision of the directors.

75. **No right to inspect accounts and other records**

Except as provided by law or authorised by the directors or an ordinary resolution of the company, no person is entitled to inspect any of the company's accounting or other records or documents merely by virtue of being a member.

76. **Provision for employees on cessation of business**

The directors may decide to make provision for the benefit of persons employed or formerly employed by the company or any of its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the company or that subsidiary.

DIRECTORS' INDEMNITY AND INSURANCE

77. **Indemnity**

(1) Subject to article 77(2), a relevant director of the company or an associated company may be indemnified out of the company's assets against:

(a) any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to the company or an associated company;

(b) any liability incurred by that director in connection with the activities of the company or an associated company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act 2006); and

(c) any other liability incurred by that director as an officer of the company or

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